SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2006

FRONTIER AIRLINES, INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-12805	84-1256945
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

7001 Tower Road, Denver, CO		80249
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (720) 374-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 3, 2006, Frontier Airlines, Inc. (“Frontier”) completed its reorganization (the “Reorganization”) into a Delaware holding company structure, whereby Frontier became a wholly owned subsidiary of Frontier Airlines Holdings, Inc., a Delaware corporation (“Frontier Holdings”).  In connection with the Reorganization, each share of common stock of Frontier (“Frontier Common Stock”) was exchanged for one share of common stock of Frontier Holdings (“Frontier Holdings Common Stock”), resulting in each shareholder of Frontier as of the close of business on March 31, 2006 becoming a stockholder of Frontier Holdings as of the opening of business on April 3, 2006.  The Reorganization was completed in accordance with an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 31, 2006, by and among Frontier, Frontier Holdings, and FA Sub, Inc., a Colorado corporation.

Pursuant to the Merger Agreement, Frontier Holdings assumed all of the outstanding options and awards under Frontier’s 2004 Equity Incentive Plan (the “Equity Plan”) effective upon the closing of the Reorganization. Each outstanding option and other award assumed by Frontier Holdings is exercisable or issuable upon the same terms and conditions as were in effect immediately prior to the completion of the Reorganization, except that all such options and awards now entitle the holder thereof to purchase Frontier Holdings Common Stock in accordance with the terms of such plan or agreement as in effect on the date of issuance. The number of shares of Frontier Holdings Common Stock issuable upon the exercise or issuance of such an option or award after the completion of the Reorganization equals the number of shares of Frontier Common Stock subject to the option prior to the completion of the Reorganization.

Also in connection with the Reorganization, Frontier’s Employee Stock Ownership Plan was amended to provide that future awards under the plan will be made in shares of Frontier Holdings Common Stock.

Also in connection with the Reorganization, Frontier and Frontier Holdings executed a Second Supplemental Indenture (the “Supplemental Indenture”) with U.S. Bank National Association as Trustee (“U.S. Bank”), which amends and supplements the terms of the Indenture dated December 7, 2005 (as previously amended and supplemented, the “Indenture”), between Frontier and U.S. Bank governing the terms of Frontier’s 5% Convertible Debentures due 2025 (the “Convertible Debentures”).  Pursuant to the Supplemental Indenture, Frontier Holdings is substituted for Frontier under the Indenture as though Frontier Holdings had been the original obligor under the Indenture, and Frontier became a guarantor of Frontier Holdings’s obligations under the Convertible Debentures.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure in Item 1.01 is incorporated into this Item 3.01 by reference.

In connection with the Reorganization, Frontier Holdings Common Stock commenced trading on the Nasdaq National Market under the symbol “FRNT” on April 3, 2006.  As a result of the Reorganization, Frontier Common Stock, which previously traded on the Nasdaq National Market under the symbol “FRNT,” is no longer publicly traded.

Item 3.03.  Material Modifications to Rights of Security Holders.

The disclosure in Item 1.01 is incorporated into this Item 3.03 by reference.

Upon the consummation of the Reorganization on April 3, 2006, each share of Frontier Common Stock was automatically converted into one share of Frontier Holdings Common Stock, each of which has the rights described in the Registration Statement on Form S-4, File No. 333-131407, filed by Frontier Holdings with the Securities and Exchange Commission.

As a result of a resolution adopted by Frontier’s board of directors at the time it approved the Reorganization, the common stock purchase rights previously associated with shares of Frontier Common Stock pursuant to a Rights Agreement between Frontier and Mellon Investor Services, Inc., as amended, will not apply to shares of Frontier Holdings Common Stock, and such rights are not applicable to or exercisable for shares of Frontier Holdings Common Stock.

Item 9.01.  Financial Statements and Exhibits

(d)  The following exhibits are included with this Report:

Exhibit
No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of January 31, 2006, among Frontier Airlines, Inc., Frontier Airlines Holdings, Inc., and FA Sub, Inc.*

*Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed by Frontier Airlines Holdings, Inc. on February 14, 2006, File No. 333-131407.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER AIRLINES, INC.

Date: April 3, 2006	By:	/s/ David Sislowski
David Sislowski, Vice President – Administration and General Counsel